EXHIBIT 99.1






                            NATSTEEL ELECTRONICS LTD
                              AND ITS SUBSIDIARIES


                     FINANCIAL STATEMENTS FOR THE YEAR ENDED
                                DECEMBER 31, 2000

                            NATSTEEL ELECTRONICS LTD
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE
                                                                          ----
Independent Auditors' Report                                                2

Consolidated Balance Sheet as at December 31, 2000                          3

Consolidated Profit and Loss Account
   for the year ended December 31, 2000                                     4

Consolidated Statement of Changes in Shareholders' Equity
   for the year ended December 31, 2000                                     5

Consolidated Statement of Cash Flows
   for the year ended December 31, 2000                                     6

Notes to the Consolidated Financial Statements                              8

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
NatSteel Electronics Ltd


We have audited the accompanying consolidated balance sheet of NatSteel Electronics Ltd and subsidiaries as of December 31, 2000 and the related consolidated profit and loss account, statement of changes in shareholders' equity and cash flows for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NatSteel Electronics Ltd and subsidiaries as of December 31, 2000 and the consolidated results of their operations, changes in shareholders' equity and their cash flows for the year ended December 31, 2000, in conformity with Statements of Accounting Standard issued by the Institute of Certified Public Accountants of Singapore.

Statements of Accounting Standard in Singapore vary in certain significant respects from accounting principles generally accepted in the United States of America. Applications of accounting principles generally accepted in the United States of America would have affected the results of operations for the year ended December 31, 2000 and shareholders' equity at December 31, 2000 to the extent summarised in note 24 to the financial statements.



KPMG

Singapore
March 13, 2001

NATSTEEL ELECTRONICS LTD AND ITS SUBSIDIARIES         CONSOLIDATED BALANCE SHEET
FINANCIAL STATEMENTS                                     AS AT DECEMBER 31, 2000
(IN THOUSANDS OF SINGAPORE DOLLARS)

--------------------------------------------------------------------------------

                                                              NOTE
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                95,977
Trade accounts receivable                                      4        619,536
Inventories                                                    5        687,808
Other current assets                                           6         71,870
                                                                      ---------
Total Current Assets                                                  1,475,191

LONG-TERM ASSETS
Long-term investments                                          7         63,938
Intangible assets                                              8        228,906
Property, plant and equipment, net                             9        479,609
                                                                      ---------
Total Assets                                                          2,247,644
                                                                      ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term debts (unsecured)                                            435,570
Trade accounts payable                                                  551,914
Current instalments of obligations under
   capital leases                                             10            565
Accrued operating expenses                                              108,303
Income taxes payable                                                     14,582
Other current liabilities                                     11         69,196
                                                                      ---------
Total Current Liabilities                                             1,180,130

LONG-TERM LIABILITIES
Obligations under capital leases, excluding
   current instalments                                        10          1,036
Long-term debts                                               12        196,349
Deferred tax liabilities                                      13          7,799
                                                                      ---------
Total Liabilities                                                     1,385,314

Minority interests                                                       22,105

SHAREHOLDERS' EQUITY
Share capital                                                 14         50,948
Reserves                                                      15        789,277
                                                                      ---------
Total Shareholders' Equity                                              840,225
                                                                      ---------
Total Liabilities and Shareholders' Equity                            2,247,644
                                                                      =========



             The notes on pages 8 to 29 form an integral part of the
                       consolidated financial statements.

NATSTEEL ELECTRONICS LTD AND ITS            CONSOLIDATED PROFIT AND LOSS ACCOUNT
SUBSIDIARIES FINANCIAL STATEMENTS           FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS OF SINGAPORE DOLLARS)

--------------------------------------------------------------------------------

                                                           NOTE

Net revenue                                                 16       4,512,974
Cost of revenue                                                     (4,325,417)
                                                                    ----------
Gross profit                                                           187,557
Operating expenses:
   Research and development                                             (2,338)
   Sales and marketing                                                  (6,803)
   General and administrative                                         (252,195)
   Amortisation of goodwill                                            (27,373)
                                                                    ----------
Loss from operations                                                  (101,152)
Share of losses in associated companies                                 (2,846)
Interest income                                                          4,029
Interest expense                                            17         (31,748)
Foreign exchange gains                                                  11,149
Other income/(expenses)                                                 (8,992)
                                                                    ----------
Loss before income tax                                      18        (129,560)
Income taxes                                                19         (16,445)
                                                                    ----------
Loss before minority interests                                        (146,005)
Minority interests                                                      (1,337)
                                                                    ----------
Loss for the year                                                     (147,342)
                                                                    ==========



             The notes on pages 8 to 29 form an integral part of the
                       consolidated financial statements.

NATSTEEL ELECTRONICS LTD AND ITS               CONSOLIDATED STATEMENT OF CHANGES
SUBSIDIARIES FINANCIAL STATEMENTS                        IN SHAREHOLDERS' EQUITY
(IN THOUSANDS OF SINGAPORE DOLLARS)         FOR THE YEAR ENDED DECEMBER 31, 2000

--------------------------------------------------------------------------------

                                                                        CURRENCY
                                SHARE        SHARE       REVENUE      TRANSLATION
                                CAPITAL     PREMIUM      RESERVE        RESERVE      TOTAL
At January 1, 2000              43,010      243,494      187,259        16,092       489,855

Issue of ordinary shares         7,938      464,883           --            --       472,821

Loss for the year                   --           --     (147,342)           --      (147,342)

Exchange differences on
  translation of foreign
  currency balances                 --           --           --        24,903        24,903

Payment of 1999 dividends           --           --          (12)           --           (12)
                                ------      -------      -------        ------      --------
At December 31, 2000            50,948      708,377       39,905        40,995       840,225
                                ======      =======       ======        ======      ========



             The notes on pages 8 to 29 form an integral part of the
                       consolidated financial statements.

NATSTEEL ELECTRONICS LTD AND ITS            CONSOLIDATED STATEMENT OF CASH FLOWS
SUBSIDIARIES FINANCIAL STATEMENTS           FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS OF SINGAPORE DOLLARS)

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
   Loss before income tax                                                    (129,560)
   Adjustments for:-
      Amortisation of intangible assets                                        35,045
      Depreciation of property, plant and equipment                            66,453
      Loss on disposal of property, plant and equipment                        25,578
      Provision for diminution in value of quoted equity shares                18,089
      Share of losses in associated companies                                   2,846
      Interest income                                                          (4,029)
      Interest expense                                                         31,748
      Loss on dilution of a subsidiary                                          4,432
      Loss on disposal of an associated company                                 3,913
                                                                             --------
   Operating profit before working capital changes                             54,515
   (Increase)/Decrease in working capital:-
      Trade receivables                                                      (142,183)
      Inventories                                                            (371,126)
      Other current assets                                                    (49,314)
      Trade payables                                                          200,266
      Accrued operating expenses                                               76,957
      Other current liabilities                                                37,419
                                                                             --------
   Cash utilised in operations                                               (193,466)
   Tax paid                                                                    (9,125)
                                                                             --------
   Net cash outflow from operating activities                                (202,591)

CASH FLOWS FROM INVESTING ACTIVITIES
   Interest received                                                            4,029
   Proceeds from disposal of property, plant and equipment                     24,749
   Acquisition of property, plant and equipment                              (238,030)
   Purchase of intangibles                                                   (242,177)
   Investments in associated companies                                        (43,975)
   Loan to an associated company                                               (6,936)
   Purchase of unquoted investments                                            (5,075)
   Net effect on the de-consolidation of a subsidiary                          17,225
                                                                             --------
   Net cash outflow from investing activities                                (490,190)
                                                                             --------
   Balance carried forward                                                   (692,781)

NATSTEEL ELECTRONICS LTD AND ITS            CONSOLIDATED STATEMENT OF CASH FLOWS
SUBSIDIARIES FINANCIAL STATEMENTS           FOR THE YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS OF SINGAPORE DOLLARS)

--------------------------------------------------------------------------------


   Balance brought forward                                                  (692,781)

CASH FLOWS FROM FINANCING ACTIVITIES

   Interest paid                                                              (24,742)
   Dividend paid                                                               (2,254)
   Proceeds from issue of 2005 Bonds                                          150,000
   Proceeds from issue of ordinary shares (net)                                90,688
   Additional contribution from minority shareholders of a subsidiary          21,014
   Repayment of capital leases                                                   (121)
   Proceeds from term loans                                                   397,835
                                                                            --------
   Net cash inflow from financing activities                                  632,420
                                                                            --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                     (60,361)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR                        156,338
                                                                            --------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR                               95,977
                                                                            ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

(a)   Summary of Effect of De-Consolidation of a Subsidiary

      Fixed assets                                                              5,048
      Non-current assets                                                           40
      Current assets                                                          130,141
      Current liabilities                                                    (101,562)
      Non-current liabilities                                                    (411)
      Minority interests                                                       (5,926)
                                                                             --------
                                                                               27,330
      Cost of investment transferred to associated company                     (9,566)
                                                                             --------
                                                                               17,764
      Cash of subsidiary de-consolidated                                         (539)
                                                                             --------
      Net effect on the de-consolidation of subsidiary                         17,225
                                                                             --------

(b)   Non-Cash Investing and Financing Activities

      Conversion of 2004 bonds                                                232,186
      Conversion of 2005 bonds                                                150,000
                                                                             --------



             The notes on pages 8 to 29 form an integral part of the
                       consolidated financial statements.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

These notes form an integral part of and should be read in conjunction with the accompanying consolidated balance sheet, profit and loss account and statements of changes in shareholders' equity and cash flows.

1.    GENERAL

      NatSteel Electronics Ltd (the "Company") is a company incorporated in the Republic of Singapore with its registered office at 138 Joo Seng Road, Singapore 368361. The principal activities of the Company are contract manufacturing for original equipment manufacturers in the computer, telecommunication and related electronic industries and provision of pre-manufacturing and post-manufacturing services such as design, prototyping, testing, distribution, logistics and other support services. The principal activities of the subsidiaries are set in note 3. The consolidated financial statements of the Company for the year ended December 31, 2000 relate to the Company and its subsidiaries (together referred to as the "Group") and the Group's interests in associated companies.

      On November 28, 2000, the Company received a voluntary conditional cash offer from Solectron Corporation ("Solectron") for the acquisition of all the issued and paid-up ordinary shares of S$0.10 each in the capital of the Company at US$4.53 for each share and the outstanding 1.5% unsecured convertible bonds due 2004 issued by the Company in July 1999.

      On 5 January 2001, at the close of the share and bond offer, the Company announced that valid acceptances had been received for 98.8% of the issued and paid-up share capital and 99.8% of the outstanding bonds. In accordance with its rights under the Singapore Companies Act, Solectron compulsorily acquired the remaining shares and bonds from the dissenting share and bondholders. Following the completion of the acquisition, the shares of the Company were de-listed on 7 March 2001 from the Singapore Stock Exchange.

      For accounting purposes, the effective date for the acquisition by Solectron is January 1, 2001. Accordingly, on that date, Solectron became the ultimate holding company of the Group. Solectron is incorporated in the United States of America.

2.    SIGNIFICANT ACCOUNTING POLICIES

      (a)   STATEMENT OF COMPLIANCE

            These financial statements have been prepared in accordance with the Statements of Accounting Standard issued by the Institute of Certified Public Accountants of Singapore ("Singapore GAAP"). In drawing up these statements, adjustments, where material, are made to the financial statements of the subsidiaries which are prepared under US generally accepted accounting principles ("US GAAP") or generally accepted accounting principles of their country of incorporations, in order to comply with the requirements of Singapore GAAP.

      (b)   BASIS OF FINANCIAL STATEMENTS PREPARATION

            The financial statements, expressed in Singapore dollars, are prepared on the historical cost basis.

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NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

      (c)   BASIS OF CONSOLIDATION

            (i)   SUBSIDIARIES

                  A subsidiary is a company in which the Group, directly or indirectly, holds more than half of the issued share capital, or controls more than half of the voting power, or controls the composition of the board of the directors.

            (ii)  ASSOCIATED COMPANIES

                  An associated company is a company in which the Group or Company has significant influence, but not control or joint control, over its management, including participation in the financial and operating policy decisions.

                  Unless the interest in the associated company is acquired and held exclusively with a view to subsequent disposal in the near future, an investment in an associated company is accounted for in the consolidated financial statements under the equity method. It is initially recorded at cost and adjusted thereafter for post acquisition changes in the Group's share of the associated company's net assets.

            (iii) TRANSACTIONS ELIMINATED ON CONSOLIDATION

                  All significant intercompany transactions and balances are eliminated on consolidation. Unrealised profits and losses resulting from transactions between the Group and its associated companies are eliminated to the extent of the Group's interest in the associated company, except where unrealised losses provide evidence of an impairment of the assets transferred, in which case they are recognised immediately in the profit and loss account.

            (iv)  GOODWILL/NEGATIVE GOODWILL

                  Goodwill arising on acquisition represents the excess of cost of acquisition over the fair value of the Group's share of the identifiable net assets acquired. Goodwill is stated at cost less accumulated amortisation and impairment losses. In respect of associated companies, the carrying amount of goodwill is included as part of intangible assets in the consolidated financial statements. Goodwill is amortised over its estimated useful life of up to 15 years.

                  Negative goodwill arising on acquisition represents the excess of the fair value of the identifiable net assets acquired over the cost of acquisition. Negative goodwill is credited to the capital reserve. In respect of associated companies, the carrying amount of negative goodwill is included in the carrying amount of the investment in the associated company.

            (v)  DISPOSALS

                  On disposal of a subsidiary or an associated company during the year, any attributable amount of purchased goodwill not previously amortised through the profit and loss account or which has previously been dealt with as movement on Group reserves is included in the calculation of the profit or loss on disposal.

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NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

      (d)   PROPERTY, PLANT AND EQUIPMENT

            Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight line basis so as to write off the cost of the assets over their estimated useful lives as follows:-

              Freehold properties             -    20 to 50 years
              Leasehold properties            -    Over the period of the lease
              Leasehold improvements          -    10 years
              Plant and equipment             -    5 to 8 years
              Office equipment                -    5 to 10 years
              Furniture and fittings          -    5 to 10 years
              Computers                       -    5 years
              Motor vehicles                  -    5 years

            No depreciation is provided on freehold land and construction in progress.

      (e)   OTHER INVESTMENTS

            Investments, which are held as long-term investments, are stated at cost less any provisions for diminution in value of the investments which are other than temporary as determined by the directors for each investment individually.

            Dividends from long-term investments are included in the profit and loss account when the dividends are received.

      (f)   INTANGIBLE ASSETS

            Bond issue expenses are stated at cost and amortised to the profit and loss account on a straight line basis over 5 years, being the redemption period of the bonds from the date of issuance.

            Licence fees are being amortised on a straight line basis over 5 years.

      (g)   INVENTORIES

            Inventories are stated at the lower of cost and net realisable value. Cost is calculated using the weighted average basis and comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

      (h)   DEFERRED TAXATION

            Deferred taxation is provided using the liability method in respect of the taxation effect arising from all material timing differences between the treatment of income and expenditure, which are expected with reasonable probability to crystallise in the foreseeable future. Deferred tax benefits are recognised in the financial statements only to the extent of any deferred tax liability or when such benefits are reasonably expect to be realisable in the near future.

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NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

      (i)   REVENUE RECOGNITION

            Revenue from sale of goods is recognised when goods are delivered which is taken to be the point in time when the customer has taken delivery of the goods and title, risks and rewards of ownership have transferred. Revenue excludes goods and services or other sales taxes and is after deduction of any trade discounts.

      (j)   FOREIGN CURRENCY

            The functional currency of the Group's principal operations is the U.S. dollar and, accordingly, the accounting records of the Company and its subsidiaries are maintained in U.S. dollars. For recording purposes, transactions in foreign currencies other than U.S. dollars are remeasured at rates ruling on transaction dates. Monetary assets and liabilities which are denominated in currencies other than U.S. dollars are remeasured into U.S. dollars at the rates of exchange ruling at the balance sheet date. The effects of remeasuring assets and liabilities into U.S. dollars are recorded in the profit and loss account.

            For purpose of these financial statements, which are presented in Singapore dollars, assets and liabilities are translated from U.S. dollars to Singapore dollars at rates of exchange closely approximate to those ruling at the balance sheet date. The profit and loss account is translated into Singapore dollars at the average rate of exchange for the year. Translation differences are taken directly to a cumulative translation adjustment account in shareholders' equity.

      (k)   RELATED PARTIES

            For the purposes of these financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

      (l)   CASH AND CASH EQUIVALENTS

            Cash and cash equivalents comprise cash in hand, bank deposits and short-term, highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows, cash and cash equivalents are presented net of bank overdrafts which are repayable on demand and which form an integral part of the Group's cash management.

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NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

      (m)   SEGMENT REPORTING

            A segment is a distinguishable component of the Group that is engaged either in providing products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and rewards that are different from those of other segments.

            Segment information is presented in respect of the Group's business and geographical segments. The primary format and business segments are based on the Group's management and internal reporting structure.

            Inter-segment pricing is determined on an arm's length basis.

            Segment capital expenditure is the total cost incurred during the period to acquire segment assets that are expected to be used for more than one period.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

3.    COMPANIES IN THE GROUP

      The companies in the Group during the financial year, their principal activities, countries of incorporation and places of business and the extent of the Group's equity interest in these companies are shown below:-

                                                                                  GROUP'S
                                                               COUNTRY OF        EFFECTIVE
                                                             INCORPORATION/   EQUITY INTEREST
      NAME OF SUBSIDIARY             PRINCIPAL ACTIVITIES       BUSINESS              %
      NatSteel Electronics           Contract manufacturing     Hungary             100
      Hungary Manufacturing
      Limited Liability Company

      NatSteel Electronics           Contract manufacturing     Malaysia           100
      (M) Sdn. Bhd.

      NatSteel Electronics           Contract manufacturing     Mexico             100
      S.A de C.V

      Natsteel Electronics           Contract manufacturing     The People's       100
      (Shanghai) Co., Ltd                                       Republic
                                                                of China

      NatSteel Electronics           Contract manufacturing     The People's       100
      (Shenzhen) Company                                        Republic
      Limited                                                   of China

      NEL (US) Holdings Inc.         Investment holding         United States      100
      and its subsidiaries: -                                   of America

      - NatSteel Electronics (USA)   Contract manufacturing     United States      100
        Manufacturing, Inc                                      of America

      - NatSteel Electronics         Provision of technical     United States      100
        Inc.                         services                   of America

      - NEL Americas Inc.            Contract manufacturing     United States      100
                                                                of America

      - U.S Robotics                 Provider of internet       United States     65.6
        Corporation (mu)             access equipment           of America

      P.T. NatSteel                  Contract manufacturing     Batam,             100
      Electronics Indonesia (mu)                                Republic of
                                                                Indonesia

      Thai Integrated                Dormant                    Thailand          99.4
      Electronics Company
      Limited

      ECS Holdings Limited           Investment holding         Singapore      (OMEGA)
      and its subsidiary:-

      - ECS (Computers) Asia         Trading of computer        Singapore      (OMEGA)
        Pte Ltd                      software and peripheral
                                     equipment

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

3.    COMPANIES IN THE GROUP (CONT'D)

                                                                                     GROUP'S
                                                                  COUNTRY OF        EFFECTIVE
                                                                INCORPORATION/   EQUITY INTEREST
      NAME OF SUBSIDIARY             PRINCIPAL ACTIVITIES          BUSINESS              %
      NatSteel Electronics           Provision of marketing     British Virgin         100
      International Ltd (phi)        and technical services     Islands

      NatSteel Electronics           Dormant                    Hong Kong              100
      (HK) Holding Ltd

      NatSteel Electronics           Provision of marketing     British Virgin         100
      (HK) Ltd (phi)                 and technical services     Islands

      NP Online Pte Ltd              Trading of IT components   Singapore               75
                                     and accessories

     (mu)     Audited by other firms of certified public accountants.
     (phi) Not required to be audited by the law in country of incorporation. (OMEGA) Associated company at December 31, 2000 (note 7)

      All subsidiaries are audited by KPMG Singapore and its associated firms with the exception of the companies incorporated in the British Virgin Islands, which are not required to be audited by law in the British Virgin Islands, and US Robotics Corporation and PT NatSteel Electronics Indonesia, which are audited by other firms of certified public accountants.

      On December 29, 2000, ECS Holdings Limited ("ECS") ceased to be a controlled subsidiary of the Group as a result of the issue of new shares by ECS to a minority shareholder. Arising from this, the Group's interest in the equity of ECS was reduced from 80% and it became a 35% equity controlled associated company. The loss arising from the dilution of interest of S$4,432,000 has been recognised in the profit and loss account.

4.    TRADE ACCOUNTS RECEIVABLE

                                                                        S$'000
      Trade accounts receivable                                         635,010
         Less:
      Provision for doubtful debts -
         Balance as at January 1, 2000                                    2,867
         De-consolidation of a subsidiary                                  (630)
         Provision made during the year                                  14,372
         Bad debts written off against provision                         (1,261)
         Translation adjustment                                             126
                                                                        -------
         Balance as at December 31, 2000                                 15,474
                                                                        -------
                                                                        619,536
                                                                        =======

      In view of the current downtown in the electronics industry, a stringent review was performed by the Group of its trade accounts receivable and provision has been made for long overdue and disputed balances.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

5.    INVENTORIES

                                                                        S$'000
      At cost -
      Raw materials                                                     501,171
      Indirect materials                                                  1,145
      Work-in-progress                                                   74,060
      Finished goods                                                    189,690
                                                                        -------
                                                                        766,066
         Less:
      Provision for inventory obsolescence -
         Balance as at January 1, 2000                                    4,030
         De-consolidation of a subsidiary                                (1,786)
         Provision made during the year                                  84,378
         Inventory written off against provision                         (8,661)
         Translation adjustment                                             297
                                                                        -------
         Balance as at December 31, 2000                                 78,258
                                                                        -------
                                                                        687,808
                                                                        =======

      In view of the current downtown in the electronics industry which has affected customers of the Group, the Group has reviewed its inventory holding and has made specific provisions in respect of excess and obsolete inventory.

6.    OTHER CURRENT ASSETS

                                                                        S$'000
      Amounts due from associated companies                             12,433
      Recoverables                                                      26,699
      Other receivables                                                 21,607
      Deposits                                                           4,846
      Prepayments                                                        6,285
                                                                        ------
                                                                        71,870
                                                                        ======

7.    LONG-TERM INVESTMENTS

                                                                        S$'000
      Unquoted equity shares in associated companies, at cost           49,181
      Goodwill on acquisition                                           (9,048)
      Translation adjustment                                               671
                                                                        ------
                                                                        40,804
                                                                        ------
      Share of post-acquisition reserves
      -  Capital reserve                                                   357
      -  Revenue reserve                                                 3,472
      -  Currency translation reserve                                     (127)
                                                                        ------
                                                                         3,702
                                                                        ------
      Balance brought forward                                           44,506

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

7.    LONG-TERM INVESTMENTS (CONT'D)

                                                                        S$'000
      Balance carried forward                                            44,506
      Long term loans receivable                                          6,936
                                                                        -------
      Quoted equity shares, at cost (market value: $3,634,000)           21,772
      Provision for diminution in value of quoted equity shares         (18,138)
                                                                        -------
                                                                          3,634
      Unquoted investments, at cost                                       8,680
      Club memberships                                                      182
                                                                        -------
                                                                         63,938
                                                                        =======

      Movements in the provision for diminution in value of quoted equity shares during the year were as follows:- S$'000

                                                                        S$'000
      Balance as at January 1, 2000                                         -
      Provision made during the year                                    18,089
      Translation adjustment                                                49
                                                                        ------
      Balance as at December 31, 2000                                   18,138
                                                                        ======

      Details of the associated companies are as follows:-

                                                                      PLACE OF           GROUP
      NAME OF                                                      INCORPORATION/  EFFECTIVE INTEREST
      ASSOCIATED COMPANY        PRINCIPAL ACTIVITIES                  BUSINESS            %
      ECS Holdings Limited*     Investment holding                    Singapore         35.00

      Lite-On Enclosure, Inc.   Provision of metal, plastic           Taiwan            25.00
                                enclosure products and contract
                                system assembly work

      Multiwave                 Research, development and             Singapore         33.67
      Innovation Pte Ltd        marketing computer hardware
                                and software systems

      PCI-NEL Technology        Provision of distribution and         Hong Kong         50.10
      Limited                   logistic services for original
                                equipment manufacturing

      Unimag (Thailand)         Contract manufacturing for            Thailand          49.00
      Limited                   original equipment manufacturers
                                in the computer telecommunications
                                and related electronics industries

      * An associated company at December 31, 2000 (note 3)

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

8.    INTANGIBLE ASSETS

                                                                        S$'000
      Bond issue expenses                                                11,131
      Translation adjustment                                                441
      Accumulated amortisation                                           (7,839)
                                                                        -------
                                                                          3,733
                                                                        -------
      Licence fees                                                       13,567
      Accumulated amortisation                                             (867)
                                                                        -------
                                                                         12,700
                                                                        -------
      Purchased goodwill                                                228,610
      Goodwill on acquisition of associated companies                     9,048
      Translation adjustment                                              1,980
                                                                        -------
                                                                        239,638
      Accumulated amortisation                                          (27,165)
                                                                        -------
                                                                        212,473
                                                                        -------
                                                                        228,906
                                                                        =======

      Movements in accumulated amortisation during the year were as follows:-

                                                                        S$'000
      Bond issue expense -
         Balance as at January 1, 2000                                     980
         Amortisation/write-off for the year                             6,805
         Translation adjustment                                             54
                                                                        ------
         Balance as at December 31, 2000                                 7,839
                                                                        ------

      Licence fees -
         Balance as at January 1, 2000                                      --
         Amortisation for the year                                         867
                                                                        ------
         Balance as at December 31, 2000                                   867
                                                                        ======

      Purchased goodwill/goodwill on amortisation -
         Balance as at January 1, 2000                                      86
         Amortisation/write-off for the year                            27,373
         Disposal of an associated company                                (370)
         Translation adjustment                                             76
                                                                        ------
         Balance as at December 31, 2000                                27,165
                                                                        ======

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

9.    PROPERTY, PLANT AND EQUIPMENT

                                         AS AT                DISPOSALS/  DECONSOLIDATION  TRANSLATION    AS AT
                                        1/1/00    ADDITIONS   WRITE-OFFS   OF SUBSIDIARY   ADJUSTMENT    31/12/00
      COST                              S$'000     S$'000      S$'000         S$'000        S$'000       S$'000
      Freehold properties                31,396     20,995      (2,683)            --         1,313       51,021
      Leasehold properties               54,631     13,402          --             --         2,232       70,265
      Leasehold improvements             30,324     55,431     (18,223)        (2,150)        1,306       66,688
                                        -------    -------     -------        -------       -------      -------
      Sub-total land and buildings      116,351     89,828     (20,906)        (2,150)        4,851      187,974
                                        -------    -------     -------        -------       -------      -------

      Plant and equipment               335,410     98,516     (31,781)            --        13,663      415,808
      Office equipment                    1,986      4,695        (148)        (4,018)           70        2,585
      Furniture and fittings              2,202      5,123        (219)          (793)           95        6,408
      Computers                           9,310     38,376     (18,688)        (1,486)          388       27,900
      Motor vehicles                      5,869      1,492      (1,244)          (715)          208        5,610
                                        -------    -------     -------        -------       -------      -------
      Sub-total other fixed assets      354,777    148,202     (52,080)        (7,012)       14,424      458,311
                                        -------    -------     -------        -------       -------      -------
      Total property, plant
         and equipment                  471,128    238,030     (72,986)        (9,162)       19,275      646,285
                                        -------    -------     -------        -------       -------      -------

      ACCUMULATED DEPRECIATION

      Freehold properties                 1,754      1,622          --             --            74        3,450
      Leasehold properties                3,825      1,216          --             --           156        5,197
      Leasehold improvements              6,392      4,206      (2,632)          (336)          260        7,890
                                        -------    -------     -------        -------       -------      -------
      Sub-total land and buildings       11,971      7,044      (2,632)          (336)          490       16,537
                                        -------    -------     -------        -------       -------      -------

      Plant and equipment               102,308     47,742     (18,973)            --         4,193      135,270
      Office equipment                    1,091      2,982        (130)        (2,633)           41        1,351
      Furniture and fittings              1,277      1,070         (95)          (533)           50        1,769
      Computers                           3,582      6,212        (293)          (417)          151        9,235
      Motor vehicles                      1,772      1,403        (536)          (195)           70        2,514
                                        -------    -------     -------        -------       -------      -------
      Sub-total other fixed assets      110,030     59,409     (20,027)        (3,778)        4,505      150,139
                                        -------    -------     -------        -------       -------      -------
      Total property, plant
         and equipment                  122,001     66,453     (22,659)        (4,114)        4,995      166,676
                                        =======    =======     =======        =======       =======      =======

                                                                 NET BOOK VALUE
                                                                    31/12/00
                                                                     S$'000
      Freehold properties                                            47,571
      Leasehold properties                                           65,068
      Leasehold improvements                                         58,798
                                                                    -------
      Sub-total land and buildings                                  171,437
                                                                    -------

      Plant and equipment                                           280,538
      Office equipment                                                1,234
      Furniture and fittings                                          4,639
      Computers                                                      18,665
      Motor vehicles                                                  3,096
                                                                    -------
      Sub-total other fixed assets                                  308,172
                                                                    -------
      Total property, plant and equipment                           479,609
                                                                    =======

      The net book value of property, plant and equipment includes an amount of $2.3 million, in respect of plant and equipment held under capital leases.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

10.   OBLIGATIONS UNDER CAPITAL LEASES

                                              PAYMENTS    INTEREST    PRINCIPAL
                                               S$'000      S$'000      S$'000
      Within 1 year                              650         (85)         565
      After 1 year but before 5 years          1,205        (169)       1,036
                                               -----        ----        -----
                                               1,855        (254)       1,601
                                               =====        ====        =====

11.   OTHER CURRENT LIABILITIES

                                                                        S$'000
      Accrued bond interest                                               17,228
      Provision for warranties                                            23,716
      Sundry payables                                                     28,252
                                                                        --------
                                                                          69,196
                                                                        --------

12.   LONG-TERM DEBTS

                                                                        S$'000
      2004 BONDS -
      Bonds issued in 1999                                               416,750
      Conversion into equity in 2000                                    (232,186)
      Translation adjustment                                              11,785
                                                                        --------
                                                                         196,349

      2005 BONDS -
      Bonds issued in 2000                                               150,000
      Conversion into equity in 2000                                    (150,000)
                                                                        --------
                                                                              --
                                                                        --------
                                                                         196,349
                                                                        --------

      2004 BONDS -

      The 1.5% Unsecured Convertible Bonds Due 2004 ("2004 Bonds"), which constitute direct, unsubordinated and unsecured obligations of the Company, was approved at the extraordinary general meeting on June 29, 1999. The Company issued US$250 million in principal amount of the 2004 Bonds in registered form and without coupons in denominations of US$1,000 each. The 2004 Bonds are deposited with the Depository Trust Company in New York. Interest on the 2004 Bonds is fixed at the rate of 1.5% per annum payable in arrears on 30 June each year, commencing June 30, 2000.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

12.   LONG-TERM DEBTS (CONT'D)

      2004 BONDS (CONT'D) -

      The 2004 Bonds rank pari passu among themselves and with all other present and future unsubordinated and unsecured obligations of the Company. They may be converted by the bondholder into ordinary shares of the Company at any time on or after August 9, 1999 up to and including June 30, 2004 at the conversion price of S$7.88 for each share. At the option of the Company, the 2004 Bonds may be redeemed, in whole but not in part, at any time on or after June 30, 2002 at their accreted value together with accrued and unpaid interest at the date of redemption. Unless previously redeemed, converted or purchased and cancelled, the 2004 Bonds will be redeemed on June 30, 2004 at 129.927% of the principal amount. This would effectively provide the bondholder with an annual yield from June 30, 1999 to the date of redemption of 6.732%.

      In connection with the issue of the Bonds, the Company has given a negative pledge which will prevent it from creating any encumbrance upon property, assets or revenues to secure any indebtedness in the form of bonds or other tradable securities which is payable in any currency other than Singapore dollars. If the indebtedness is denominated in Singapore dollars, not more than 50% of the principal amount should be distributed outside Singapore.

      On December 22, 2000, Solectron, acquired US$136,765,000 (equivalent to S$232,186,000) of the 2004 Bonds and converted them into 29,465,220 ordinary shares of the Company at S$7.88 per share. The remaining bonds of US$113,235,000 (equivalent to S$196,349,000 and 24,395,821 conversion rights) were fully acquired by Solectron subsequent to the balance sheet date and converted into equity.

      2005 BONDS -

      The Zero Coupon Convertible Bonds Due 2005 ("2005 Bonds"), which constitute direct, unsubordinated and unsecured obligations of the Company, were approved at the Company's annual general meeting on August 10, 2000. The Company issued S$150 million in principal amount of the 2005 Bonds in registered form and without coupons in denominations of S$1.00 each. The 2005 Bonds are not listed.

      The 2005 Bonds rank pari passu among themselves and with all other present and future unsubordinate and unsecured obligations of the Group. They may be converted by the bondholder into ordinary shares of the Company at any time during the conversion period commencing August 16, 2001 to August 16, 2005, at the conversion price of S$4.78 for each share. Any 2005 Bonds not converted by August 16, 2005 will be mandatorily converted on that date.

      Pursuant to the terms of Solectron's offer of acquisition of the Company, as set out in note 1, the 2005 Bonds were converted by the bondholders on December 18, 2000 at S$4.78 per share into 31,380,753 ordinary shares of the Company.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

13.   DEFERRED TAX LIABILITIES

                                                                        S$'000
      Balance as at January 1, 2000                                      7,589
      De-consolidation of a subsidiary                                     (32)
      Provision made during the year                                        13
      Translation adjustment                                               229
                                                                        ------
      Balance as at December 31, 2000                                    7,799
                                                                        ======

14.   SHARE CAPITAL

                                                       NO. OF SHARES     S$'000
      AUTHORISED:
      Ordinary "A" shares of S$0.10 each                800,000,000      80,000
                                                        ===========      ======

      ISSUED AND FULLY PAID:
      Ordinary "A" shares of S$0.10 each
      As at January 1, 2000                             430,100,000      43,010
      Issue of shares during the year
      -  Additional working capital                      10,461,000       1,046
      -  Conversion of bonds                             60,845,973       6,084
      -  Exercise of share options                        8,076,000         808
                                                        -----------      ------
      As at December 31, 2000                           509,482,973      50,948
                                                        ===========      ======

      During the financial year, the following shares were issued by the Company:-

      - 10,461,000 ordinary shares of S$0.10 each were issued fully paid at S$4.78 per share for cash to provide additional working capital and funds for expansion of the Group.

      - 31,380,753 ordinary shares of S$0.10 each were issued fully paid at S$4.78 per share for cash upon conversion of S$150,000,000 in principal amount of zero coupon convertible bonds due 2005 which were issued by the Group during the year.

      - 29,465,220 ordinary shares of S$0.10 each were issued fully paid at S$7.88 per share for cash upon the conversion of US$136,765,000 (equivalent to S$232,186,000) in principal amount of 1.5% convertible bonds due 2004 which were issued by the Group in 1999.

      - 3,214,000 and 4,862,000 ordinary shares of S$0.10 each were issued fully paid at S$4.49 and S$5.40 respectively for cash upon the exercise of options granted under the Group's share option scheme.

      At the end of the financial year, there were no outstanding options for unissued ordinary shares of S$0.10 each of the Group granted under the NatSteel Electronics Executives' Share Option Scheme. However, at that date, there were 24,395,821 conversion rights in relation to the 2004 Bonds issued by the Group (note 12).

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

15.   RESERVES

                                                                        S$'000
      Share premium                                                     708,377
      Revenue reserve                                                    39,905
      Currency translation reserve                                       40,995
                                                                        -------
                                                                        789,277
                                                                        =======

      In accordance with Singapore Statements of Accounting Standard 1 (Revised
      1999), movements in reserves are set out in the Consolidated Statement of Changes in Shareholders' Equity.

      (a)   Share Premium

            The application of the share premium account is governed by Sections 69-69F of the Singapore Companies Act, Chapter 50.

      (b)   Currency Translation Reserve

            The currency translation reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations that are not integral to the operations of the Company.

16.   NET REVENUE

      Net revenue represents the sales value of goods less trade discounts and returns.

                                                                       S$'000
      Net revenue from
      -  Third parties                                                4,508,159
      -  Associated companies                                             4,815
                                                                      ---------
                                                                      4,512,974
                                                                      =========

      Comprises:
      Contract manufacturing                                          4,131,682
      Trading (including after- sales support)                          381,292
                                                                      ---------
                                                                      4,512,974
                                                                      =========

17.   INTEREST EXPENSE

                                                                        S$'000
      Interest paid and payable:
      -  convertible bonds                                                8,790
      -  bank loans and overdrafts                                       22,862
      -  finance leases                                                      96
                                                                        -------
                                                                         31,748
                                                                        =======

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

18.   LOSS BEFORE INCOME TAX

                                                                      NOTE      S$'000
      LOSS FROM OPERATIONS IS ARRIVED AT AFTER CHARGING:

      Amortisation of intangible assets
      -  Bond issue expenses                                           8          6,805
      -  License fees                                                  8            867
      -  Goodwill on acquisition/purchase goodwill                     8         27,373

      Bad debts written off                                                          80

      Depreciation of property, plant and equipment                    9         66,453

      Loss on
      -  Dilution of a subsidiary                                                 4,432
      -  Disposal of an associated company                                        3,913

      Loss on disposal/write- offs of property, plant and equipment              25,578

      Operating lease expense                                                     4,608

      Provision for
      -  Diminution in value of quoted equity shares                   7         18,089
      -  Doubtful debts (trade)                                        4         14,372
      -  Stock obsolescence                                            5         84,378
      -  Warranties                                                   11         23,716

      Staff costs *                                                             247,412
                                                                                =======

      * The number of employees in the Group as at December 31, 2000 was 12,797.

19.   INCOME TAXES

                                                                        S$'000
      Based on results for the year
      -  Current taxation                                               15,961
      -  Deferred taxation                                                  13
      -  Share of associated companies' tax                                471
                                                                        ------
                                                                        16,445
                                                                        ======

      (a) The Company has been granted, with effect from January 1, 1998, an export of services incentive by the Economic Development Board under the Business Headquarters Scheme (the "Scheme"). Under this Scheme, qualifying profits, subject to compliance with the conditions stated, is taxable at a reduced rate of tax.

      (b) The taxation charge of the Group differs from that arrived at by applying the statutory tax rates applicable to the subsidiaries to the Group's profits primarily because:-

            -  certain expenses are not deductible for tax purposes;

            - profits of certain companies are exempt from tax or subject to concessionary tax rates under tax incentives;

            - losses incurred by certain companies cannot be offset against profits earned by other companies in the Group; and

            - varying statutory tax rates of different countries in which the Group operates.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

19.   INCOME TAXES (CONT'D)

      (c) As at December 31, 2000, the Group had the following estimated unutilised tax losses and allowances:-

                                                                        S$'000
            Unabsorbed tax losses                                        90,719
            Unutilised wear and tear allowances                          20,662
            Unutilised reinvestment allowances                           82,408
                                                                        -------
                                                                        193,789
                                                                        =======

      The unutilised tax losses and allowances of the subsidiaries are available for carry forward and set off against income taxable profits subject to agreement by the tax authorities and compliance with tax regulations in the respective countries in which the subsidiary incurring the loss operates.

      In accordance with the accounting policy of the Group, deferred tax benefit of $58 million arising from such tax losses, allowances and other timing differences, have not been recognised.

20.   SIGNIFICANT RELATED PARTY TRANSACTIONS

      Significant transactions during the year with related parties, which are on terms as agreed between the parties, are as follows:-

                                                                       S$'000
      Associated companies
      -  Sale of trading stocks                                         4,815
                                                                       ======

21.   COMMITMENTS

      As at December 31, 2000, there were the following commitments which were not provided for in the financial statements:-

                                                                        S$'000
      Capital expenditure
      -  Approved and contracted for                                     1,082
      -  Approved but not contracted for                                11,534
                                                                        ------
                                                                        12,616
                                                                        ======

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

22.   OBLIGATIONS UNDER OPERATING LEASES:

      At the end of the financial year, the Group had the following commitments under non-cancellable operating leases of more than one year:-

                                                                        S$'000
      Payable:-
      Within 1 year                                                     10,329
      Between 2 to 5 years                                               8,795
      After 5 years                                                     21,425
                                                                        ------
                                                                        40,549
                                                                        ======

23.   SEGMENT INFORMATION

      BUSINESS SEGMENTS:

      The Group's operations comprise principally the business of contract manufacturing which is the manufacture of parts and components for original equipment manufacturers in the computer, telecommunication and related electronic industries.

      GEOGRAPHICAL SEGMENTS:

      The contract manufacturing business of the Group is managed on a worldwide basis but operates in the principal geographical areas of Singapore, America, Europe and Asia Pacific.

      In preparing information on the basis of geographical segments, segment revenue is based on the geographical location of revenue generation. Segment assets are based on the geographical location of the assets.

                                                                   ASIA
                                         SINGAPORE    AMERICA     EUROPE      PACIFIC     TOTAL
                                          S$'000      S$'000      S$'000      S$'000      S$'000
                                         =========   =========   =========   =========   =========
      Total revenue from
         external customers              1,908,684   1,237,032     797,515     564,928   4,508,159
                                         =========   =========   =========   =========   =========

      Segment assets                       621,830     960,832     134,886     530,096   2,247,644
                                         =========   =========   =========   =========   =========

      Segment liabilities                  639,768     629,546      57,005      58,995   1,385,314
                                         =========   =========   =========   =========   =========

      Capital expenditure                   31,304     359,869      25,315      72,767     489,255
                                         =========   =========   =========   =========   =========

      Significant non-cash items

      -  Depreciation of property,
         plant and equipment                11,254      22,933       1,563      30,703      66,453

      -  Amortisation of intangible
         assets                              6,805      18,271          --       9,969      35,045
                                         =========   =========   =========   =========   =========

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

24.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      As stated in note 2a, the financial statements of NatSteel Electronics Ltd have been prepared in accordance with Singapore GAAP which differs in certain significant respects from US GAAP. A reconciliation and description of the major differences between Singapore GAAP and US GAAP affecting NatSteel Electronics Ltd follows:-

      (a)   RECONCILIATION OF NET LOSS AND COMPREHENSIVE LOSS

            The net loss and comprehensive loss for the year ended December 31, 2000 under US GAAP appears as follows:-

                                                                               S$'000
           Net loss as reported under Singapore GAAP                          (147,342)

            US GAAP adjustments -
            Capitalisation of borrowing and other costs (c)                     3,678
            Compensation charge for employee  stock options (d)                (1,598)
            Accrued interest upon conversion of convertible bonds (e)         (16,255)
            Recognition of deferred tax assets (f)                             10,817
            Goodwill on acquisition of interests in   subsidiaries (g)         (1,586)
            Gain on sale of a subsidiary's shares (g)                           6,238
            Reversal of Solectron's acquisition costs (h)                      20,660
            Miscellaneous US GAAP adjustments (i)                                 369
                                                                             --------
                                                                               22,323
                                                                             --------
            Net loss under US GAAP                                           (125,019)
            Currency translation adjustments                                   24,903
                                                                             --------
            Comprehensive loss under US GAAP                                 (100,116)
                                                                             ========

      (b)   RECONCILIATION OF SHAREHOLDERS' EQUITY

            Shareholders' equity as at December 31, 2000 under US GAAP appears as follows:-

                                                                              S$'000
            Shareholders' equity as reported under Singapore GAAP             840,225

            US GAAP adjustments -
            Capitalisation of borrowing and other costs (c)                     6,555
            Recognition of deferred tax assets (f)                             12,002
            Goodwill on acquisition of interests in subsidiaries (g)            4,652
            Reversal of Solectron's acquisition costs (h)                      20,660
            Miscellaneous US GAAP adjustments (i)                                 682
                                                                              -------
                                                                               44,551
                                                                              -------
            Shareholders' equity under US GAAP                                884,776
                                                                              =======

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

24.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

      (c)   CAPITALISATION OF BORROWING AND OTHER COSTS

            Singapore GAAP does not require interest costs which are directly attributable to the construction of intangible non-current assets to be capitalised in the cost of the asset but allows it to be expensed to the profit and loss account. The accompanying financial statements do not reflect the capitalisation of such interest costs.

            US GAAP requires that interest costs must be capitalised as part of the historical cost of acquiring and making ready for their intended use certain qualifying assets. The US GAAP adjustment set out in the reconciliation reflects the capitalisation of interest costs directly attributable to the construction of the Group's manufacturing plants and the related depreciation thereon. The adjustment also records the capitalisation of certain other costs directly related to the acquisition of a manufacturing plant of the Group which is capitalisable under US GAAP.

      (d)   COMPENSATION CHARGE FOR EMPLOYEE STOCK OPTIONS

            In 1998, the Company adopted a stock option plan pursuant to which stock options were granted to eligible employees. In 1999 and 2000, stock options were granted with exercise prices at a discount to the market value of the stock. The financial statements do not reflect a charge in relation to the issue of the stock options as this is not required under Singapore GAAP.

            US GAAP requires companies to recognise an expense for the difference between the exercise price of the stock option and the market value of the stock over the period from the date the options are granted to the date they are first exercisable (that is, the vesting period). The US GAAP adjustment set out in the reconciliation recognises the compensation expense related to the stock options as required under US GAAP.

      (e)   ACCRUED INTEREST UPON CONVERSION OF CONVERTIBLE BONDS

            As set out in note 12, in 1999, the Company issued US$250 million in principal amounts of 1.5% unsecured convertible bonds due 2004. In December 2000, a portion of the bonds were converted into equity in accordance with the terms of the bond. At the time of conversion, interest payable on the bonds is deemed to have ceased from the immediately preceding interest payment date. The interest accrued by the Company from the last interest payment date up to the date of conversion, forfeited on conversion, has been reversed in the profit and loss account in the accompanying financial statements as allowed under Singapore GAAP.

            US GAAP requires that interest accrued up to the date of conversion which is no longer payable upon conversion of the convertible debt should be credited to capital as part of the security acquired. The US GAAP adjustment set out in the reconciliation reverses the write-back of the forfeited interest to the profit and loss account and credits such interest to additional paid-in capital as required under US GAAP.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

24.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

      (f)   DEFERRED TAXATION

            Singapore GAAP requires deferred taxation to be computed using the liability method with recognition of deferred tax only if there is a reasonable probability of crystallisation in the foreseeable future. Deferred tax benefits are recognised in the financial statements only to the extent of a deferred tax liability.

            US GAAP requires deferred taxation to be recognised under the full liability method which permits deferred tax assets to be recognised if their realisation is considered more likely than not. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences causing the deferred tax assets to arise become deductible. The US GAAP adjustment set out in the reconciliation reflects the recognition of deferred taxes under US GAAP.

      (g) GOODWILL ON ACQUISITION OF INTERESTS IN SUBSIDIARIES AND GAIN ON SALE OF A SUBSIDIARY'S SHARES

            In 1999, the Company's majority-owned subsidiary, ECS, acquired certain businesses and accounted for the acquisitions under the purchase method of accounting. The terms of the acquisitions provided for contingent consideration to be paid by ECS if certain financial targets were attained. The contingent consideration became payable in 2000. The obligation for the consideration was subsequently assumed by the minority shareholder of ECS. On December 29, 2000, the minority shareholder acquired additional shares in ECS which reduced the Company's equity interest in ECS from 80% to 35% (see note 3).

            Under Singapore GAAP, the contingent consideration was not recorded as additional purchase price because the liability for the consideration was assumed by the minority shareholder of ECS. Under US GAAP, the contingent consideration was recorded as additional purchase price (goodwill) by ECS. The reconciliation includes a US GAAP adjustment to recognise the additional goodwill and the associated amortisation.

            In addition, under Singapore GAAP, the Company recorded a loss on the sale of the shares to the minority shareholder. Under US GAAP, as the consideration for the shares sold to the minority shareholder included the value of the liability assumed by the minority shareholder, ECS recorded a gain on the sale of the shares to the minority shareholder. The reconciliation includes a US GAAP adjustment to reflect the difference in the loss recorded on the sale of shares under Singapore GAAP and the gain recorded under US GAAP.

      (h)   REVERSAL OF SOLECTRON'S ACQUISITION COSTS

            The accompanying financial statements have recognised certain costs which the Company expects to incur as a result of Solectron's acquisition.

            US GAAP does not permit the recognition of such expenses as they are considered to be part of Solectron's cost of acquiring the Company in 2001. The US GAAP adjustment reflects the reversal of such costs from the profit and loss account.

NATSTEEL ELECTRONICS LTD AND      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
ITS SUBSIDIARIES FINANCIAL                                     DECEMBER 31, 2000
STATEMENTS
--------------------------------------------------------------------------------

24.   UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONT'D)

      (i)   MISCELLANEOUS US GAAP ADJUSTMENTS

            The miscellaneous US GAAP adjustments relate principally to the elimination of pre-acquisition results of subsidiaries as determined under US GAAP and the recording of the tax effect of the US GAAP adjustments. None of the adjustments are individually significant to warrant separate disclosure.

      (j)   STATEMENT OF CASH FLOWS

            Interest received of S$4,029,000 is reflected as a cash flow from investing activities. Under US GAAP, such cash flow would have been reflected as operating activities.

            Interest paid of S$24,752,000 is reflected as a cash flow from financing activities. Under US GAAP, such cash flow would have been reflected as operating activities.

25.   COMPARATIVE FIGURES

      Comparative figures have not been included in these financial statements as required under Singapore Statements of Accounting No. 1 "Presentation of Financial Statements". These financial statements have been drawn up solely for the purpose of inclusion in the Form 8-K to be lodged by Solectron Corporation with the US Securities and Exchange Commission in connection with its acquisition of the NatSteel Electronics Ltd Group.